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DOCUMENT PREPARED BY:

                     Diane M. Davidson, Assistant General Counsel
                        American Mutual Life Insurance Company
     4949 Westown Parkway, Suite 245, West Des Moines, Iowa 50266 (515) 221-6000
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                         MODIFICATION OF REAL ESTATE CONTRACT

This Modification of Real Estate Contract (the "CONTRACT") is made as of this 1st day of July, 1996, by and between AMERUS LIFE INSURANCE COMPANY f/k/a Central Life Assurance Company ("SELLER") and AMERUS PROPERTIES, INC. ("BUYER").


                             W  I  T  N  E  S  S  E  T  H

WHEREAS, the Seller is the holder of the original Real Estate Contract - Installments which was dated and executed July 1, 1986 between MIDLAND FINANCIAL SAVINGS AND LOAN ASSOCIATION and CENTRAL LIFE ASSURANCE COMPANY;

WHEREAS, Central Life Assurance Company assigned its interest in the Contract to KAJAMA DEVELOPMENT CO., on December 28, 1989; Kajama Development Co. then merged with CENTRAL PROPERTIES, INC. n/k/a AMERUS PROPERTIES, INC.;

Midland Financial Savings and Loan Association assigned its interest in the Contract to WISCONSIN LIFE INSURANCE COMPANY ("WISCONSIN") on January 31, 1991; Wisconsin then merged with Central Life Assurance Company n/k/a AMERUS LIFE INSURANCE COMPANY;

WHEREAS, the Seller has requested certain modifications of the Contract;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. The provisions of Section 1b of the original Contract shall be modified as follows:

              A. The maturity date of the Contract shall be extended to July 1, 2001;

              B. The new outstanding balance on the Contract as of the date of the Agreement shall be $3,500,000.00 and the Buyer shall make a principal curtailment as of the date of this Agreement in an amount necessary to bring the balance to equal this amount;


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              C.   The interest rate shall be reduced from 11% to 9% per annum;

              D.   The loan will be amortized over a 20 year period; and

              E. The monthly payment, beginning July 1, 1996, will be $31,490.41, due on or before the first day of each month.

2. The parties hereto shall execute such further documents and instruments and take such other actions as may become necessary in order to implement the provisions of this Agreement.

3. The signature of any person to this Agreement shall be deemed to be a personal warranty that she/he has the power and authority to bind any corporation or partnership or any other business entity for which she/he proposes to act.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first hereinabove set forth.

                   SELLER:

                   AMERUS LIFE INSURANCE COMPANY

                   By:  /s/ Diane M. Davidson
                        ---------------------------------------------
                        Diane M. Davidson, Assistant Secretary


                   BUYER:

                   AMERUS PROPERTIES, INC.

                   By:  /s/ Gene Harris
                        ---------------------------------------------
                        Gene Harris, Senior Vice President


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